Brookfield Homes Corporation

THIS LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLYBEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

As of August 18, 2003 Brookfield Homes Corporation is offering to purchase 5,000,000 shares of its common stock from its stockholders in a tender offer. Brookfield Homes Corporation is inviting stockholders to tender their shares at a price per share not less than $15.50 nor greater than $18.50. This Letter of Transmittal is to be completed only if; (a) certificates for shares (as defined below) are being forwarded herewith or (b) a tender of book entry shares is being made to the account maintained by Mellon Investor Services LLC pursuant to section 3 of the offer to purchase. I/we the undersigned, surrender to you for exchange the share(s) identified below.

I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, was/were the registered holder(s) of the shares of Brookfield Homes Corporation stock represented by the enclosed certificates on the effective date of the tender offer, have full authority to surrender these certificate(s), and give the instructions in this Letter of Transmittal and warrant that the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

Please complete the back if you would like to transfer ownership or request special mailing.

1	Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) (if any) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X

Signature of Shareholder	Date	Daytime Telephone #

X

Signature of Shareholder	Date	Daytime Telephone #

2	SUBSTITUTE FORM W-9

PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

If the Taxpayer ID Number printed above is INCORRECT OR if the space is BLANK write in the CORRECT number here.	___ ___ ___ ___ ___ ___ ___ ___ ___

Under penalties of perjury I certify that:
1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. person (including a U.S. resident alien).
Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

x Signature (s)	Date:

3	Number of shares you own:

Certificate	Book Entry

4	Number of shares you are tendering:

Certificate	Book Entry

5	Shares Tendered At A Price Determined By You:

By checking one of the following boxes below instead of the box under "Shares Tendered At A Price Determined Pursuant To The Offer," you are tendering shares at the price checked. This action could result in none of your shares being purchased if the purchase price determined by Brookfield Homes Corporation for the shares is less than the price checked below. If you want to tender portions of your shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you tender shares.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED CHECK ONLY ONE BOX IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES

(Stockholders who desire to tender shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered.)
|_|	$15.50	|_|	$16.00	|_|	$16.50	|_|	$17.00	|_|	$17.50	|_|	$18.00	|_|	$18.50
|_|	$15.60	|_|	$16.10	|_|	$16.60	|_|	$17.10	|_|	$17.60	|_|	$18.10	|_|
|_|	$15.70	|_|	$16.20	|_|	$16.70	|_|	$17.20	|_|	$17.70	|_|	$18.20	|_|
|_|	$15.80	|_|	$16.30	|_|	$16.80	|_|	$17.30	|_|	$17.80	|_|	$18.30	|_|
|_|	$15.90	|_|	$16.40	|_|	$16.90	|_|	$17.40	|_|	$17.90	|_|	$18.40	|_|

6	Shares Tendered At A Price Determined Pursuant To The Offer:

|_|	By checking this one box instead of one of the price boxes above, you are tendering shares and are willing to accept the purchase price determined by Brookfield Homes Corporation in accordance with the terms of the offer. This action will maximize the chance of having Brookfield Homes Corporation purchase your shares (subject to the possibility of proration). Note this action could result in your receiving a price per share as low as $15.50.

7	Odd Lots:
To be completed ONLY if shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of fewer than 100 shares. On the date hereof, either (check one box):
|_|	You owned beneficially or of record an aggregate of fewer than 100 shares, and you are tendering all of such shares, or
|_|	You are a broker, dealer, commercial bank, trust company or other nominee which:
(a)	Is tendering, for the beneficial owner(s) thereof, shares with respect to which you are the record holder: and
(b)	believes, based upon representations made to you by such beneficial owners, that each such person was the beneficial owner of an aggregate of fewer than 100 shares, and is tendering all of such shares.

8	Foreign Holders Only:
To be completed ONLY by foreign holders who are tendering all of their Brookfield Homes’ shares.
|_|	By checking this box you are representing that you are the beneficial or record owner of shares and are tendering all of your shares, including those owned directly and constructively (see Section 13 of the offer to purchase); or
|_|	You are a broker, dealer, commercial bank, trust company or other nominee which:
(a)	Is tendering, for the beneficial owner(s) thereof, shares with respect to which you are the record holder: and
(b)	believes, based upon representations made to you by such beneficial owners, that each such person is tendering all of their shares, including those owned directly and constructively (see Section 13 of the offer to purchase).

HOW TO CONTACT MELLON INVESTOR SERVICES

By Telephone - 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:
From within the U.S., Canada or Puerto Rico: 1-888-684-7182 (Toll Free)
From outside the U.S.: 201-373-5156 (Collect)

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail: Mellon Investor Services LLC Attn: Reorganization Dept. P.O. Box 3301 South Hackensack, NJ 07606	By Overnight Courier: Mellon Investor Services LLC Attn: Reorganization Dept. 85 Challenger Road Mail Drop-Reorg Ridgefield Park, NJ 07660	By Hand: Mellon Investor Services LLC Attn: Reorganization Dept. 120 Broadway, 13th Floor New York, NY 10271

9 Special Payment Instructions

If you want your check for cash to be issued in another name, fill in this section with the information for the new account name.	Signature Guarantee Medallion

Name (Please Print First, Middle & Last Name)	Title of Officer Signing this Guarantee

Address (Number and Street)	Name of Guarantor (Please Print)

City, State & Zip Code	Address of Guarantor Firm

Tax Identification or Social Security Number	City, State & Zip Code

10 Special Delivery Instructions

Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card. Mail statement(s) and check(s) to:

Name (Please Print First, Middle & Last Name)

Address	(Number and Street)

City, State & Zip Code

11	AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY
THIS AFFIDAVIT IS INVALID IF NOT SIGNED BELOW AND A CHECK IS NOT INCLUDED
Complete this Section only if you cannot locate some or all of your Brookfield Homes Corporation certificate(s). Please print clearly.

TOTAL SHARES LOST

Please Fill In Certificate No(s). if Known	Number of Shares

Attach separate schedule if needed

TOTAL SHARES LOST

Please Fill In Certificate No(s). if Known	Number of Shares

Attach separate schedule if needed

By signing this form I/We swear, depose and state that I/We am the lawful owner of the certificate(s) hereinafter referred to as the "securities" described in the enclosed Letter of Transmittal. The certificate(s) representing these securities were not endorsed, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the certificate(s), as outlined in the Letter of Transmittal, without the surrender of the original(s), and also to request and induce the Federal Insurance Company to provide suretyship for me to cover the missing certificate(s) under its Blanket Bond #8302-00- 67. I/we agree to surrender the certificate(s) for its/their cancellation, if I/We, at any time, find the certificate(s).

I/We hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption and cancellation of the certificate(s), and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), Mellon Investor Services LLC, and Brookfield Homes Corporation from and against all loss, costs, and damages including court cost and attorney's fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The right accruing to the parties under the preceding sentence shall not be limited by the negligence, inadvertence, accident, oversight, breach or their failure to inquire into, contest, or litigate any claim, whichever such negligence, inadvertence, accident, oversight, breach or failure may occur or have occurred, I/We agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by the Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Affiant (stockholder)		on this date

	(Deponent) (Indemnitor) (Heirs Individually)		Month	Day	Year

Social Security #	Date	Notary Public

Lost Securities Premium/Service Fee Calculation
If the share value is under $1,000, there is a $100.00 Service Fee only.

1.	Enter the number of shares that are lost:________________ x (Cash Rate) $xxxx = $18.12 Share Value*
*If the Share Value exceeds $500,000, or if the shareholder is foreign or deceased, do not continue with calculation. Contact Mellon Investor Services.
2.	Please Enter Cash Value $________________ (Cash Value) x (3%) or .03 =	$_______________ Surety Premium
Multiply by 3% (.03) for Surety Premium.
3.	Add $100.00 for service fee	$________________ Service Fee
	Total Amount Due (add lines 2 & 3)	$________________ Total Fee

Please make all checks payable to Mellon Investor Services, 85 Challenger RD, Ridgefield Park, NJ 07606. Any checks over $250.00 must be in the form of a certified check, cashier’s check or money order.

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL FORM

1	Sign, date and include your daytime telephone number in this Letter of Transmittal in Box 1 and after completing all other applicable sections return this form and your stock certificates (if any) in the enclosed envelope.

2	PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon Investor Services may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non - U.S. Taxpayer, please complete and return form W-8BEN included with this Letter of Transmittal and complete Box 8 of this Letter of Transmittal, if applicable.

3	Your certificated share(s) and/or Book Entry Shares you hold are shown in Box 3.

4	Please indicate the total number of certificated share(s) and/or book entry shares of Brookfield Homes Corporation stock you are tendering in Box 4.

5	Indication of Price at which Shares are being Tendered. If you want to tender your shares you must properly complete the pricing section of this Letter of Transmittal, which is called "Shares Tendered At A Price Determined By You". You must check one box in the pricing section. If more than one box is checked or no box is checked, your shares will not be properly tendered. If you want to tender portions of your shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you tender shares. However, the same shares cannot be tendered at more than one price, unless previously and properly withdrawn as provided in Section "3" of the offer to purchase.

6	By checking the box in Section 6 instead of one of the price boxes in Section 5, you are tendering shares and are willing to accept the purchase price determined by Brookfield Homes Corporation in accordance with the terms of the offer. This action will maximize the chance of having Brookfield Homes Corporation purchase your shares (subject to the possibility of proration). Note this action could result in you receiving a price per share as low as $15.50.

7	Stockholders who own less than 100 shares (“Odd Lot” holders) and who tender all of their shares must complete Box 7 to qualify for the preferental treatment available to Odd Lot holders as set forth in Section 1 of the offer to purchase.

8	Subject to the terms and conditions of the tender offer the depositary for the tender offer will not withhold U.S. tax for foreign holders who complete Box 8 and dispose of all of their shares, including those owned directly and constructively (see Section 13 of the offer to purchase).

9	If you want your check for cash to be issued in another name, fill in this section with the information for the new account name. Signature(s) in Box 9 must be medallion guaranteed.

10	Complete Box 10 only if the proceeds of this transaction and any unaccepted shares of Brookfield Homes Corporation stock are to be transferred to a person other than the registered holder or to a different address.

11	If you cannot locate some or all of your stock certificates, please follow the instructions provided and complete Box 11, the Affidavit of Lost, Missing or Destroyed Certificate(s) and Agreement of Indemnity section, located above.